UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASC Acquisition LLC*

(Exact name of registrant as specified in its charter)

Delaware	20-8740447
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

520 Lake Cook Road, Suite 250 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-190998

Securities to be registered pursuant to Section 12(g) of the Act: None

*ASC Acquisition LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The NASDAQ Stock Market LLC, ASC Acquisition LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the General Corporation Law of the State of Delaware Section 265 and renamed Surgical Care Affiliates, Inc. The Common Stock to be listed on The NASDAQ Stock Market LLC and referred to herein are securities of Surgical Care Affiliates, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The description of the common stock, par value $0.01 per share (the “Common Stock”), of Surgical Care Affiliates, Inc. (the “Registrant”) as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2013 (Registration No. 333-190998), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in the prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 25, 2013

ASC ACQUISITION LLC

By:	/s/ Peter Clemens
Name: Peter Clemens
Title: Chief Financial Officer